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                                                                    EXHIBIT 10.7

                                   FORM OF
                         TRANSITIONAL SERVICES AGREEMENT
                         -------------------------------


         This Transitional Services Agreement (the "Agreement") is entered into as of _____________, 1996, by and between PENRIL DATACOMM NETWORKS, INC. ("Parent") and ACCESS BEYOND, INC., a Delaware corporation ("A/B").

         WHEREAS, Parent owns 100% of the issued and outstanding shares of common stock of A/B ("A/B Common Stock");

         WHEREAS, Parent will distribute to the holders of its common stock ("Parent Stockholders") all of the A/B Common Stock owned by Parent on a pro rata basis and without consideration being paid by such holders (the "Distribution");


         WHEREAS, after the Distribution, Parent and A/B will be separate companies with a subsidiary of Bay Networks, Inc. ("Bay") to be merged with and into Parent ("Merger"); and


         WHEREAS, to facilitate Parent's ongoing business, Parent and A/B desire to enter into this Agreement to set forth the terms upon which A/B will provide services to Parent for a one-year period following the Distribution.


         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. SERVICES. The parties agree that A/B will provide to Parent the following services for a period of one (1) year following the Distribution: (i) assistance in the preparation of federal, state, local and foreign tax returns and assistance with respect to federal, state and local compliance for income, franchise, sales and use taxes, tax planning and audit negotiation and support,
(ii) certain accounting, treasury and other financial services, and (iii) assistance in the preparation for shipping




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of certain equipment and inventories and (iv) the administrative, clerical and operational services set forth on Exhibit A (the "Services"). The Services will be provided at such times and with respect to such matters as Parent may reasonably request from time to time.


         2. SERVICES FEE. As compensation for the Services rendered under this Agreement, Parent will pay to A/B, upon execution of this Agreement, the sum of $1,500,000 ("Fee"). The Fee is intended to cover the costs incurred by A/B in providing the Services, including salary and other administrative costs and expenses (but excluding payments to third parties).


         3. REIMBURSEMENT OF EXPENSES. To the extent that A/B pays any expense allocable to Parent to a third party for reasons of administrative convenience (a "Reimbursable Expense"), A/B will promptly bill Parent for the amount thereof, and Parent will reimburse A/B within thirty (30) days of receipt of such invoice. Notwithstanding the foregoing, A/B will not make any payment in an amount equal to or greater than Five Thousand Dollars ($5,000), or equal to or greater than Five Thousand Dollars ($5,000.00) in the aggregate for any single person or entity, without the prior written approval of Parent.

         4. LIABILITY AND INDEMNIFICATION. A/B will be liable in connection with this agreement to Parent or to any third party in privity with, connected or affiliated with Parent, only if A/B has engaged in conduct in connection with providing the Services which constitute willful misconduct. A/B will be fully protected in any action taken in good faith in accordance with advice of legal counsel. A/B will be fully protected in acting in accordance with any written instructions given to it hereunder and reasonably believed by it to have been executed by Parent.


         5. WAIVER. Failure of either party to enforce any provision or provisions of this Agreement will not in any way be construed as a waiver of any such provision as to any future violations, nor prevent that party from enforcing every other provision of this Agreement. The

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rights granted to the parties in this Agreement are cumulative and the waiver of any single remedy will not constitute a waiver of such party's right to assert all other legal remedies available to it under the circumstances.


         6. COOPERATION. Each party to this Agreement agrees to cooperate with the other party in good faith to carry out the purpose and intent of this Agreement. Each party shall afford the other and its counsel, accountants and agent reasonable access during normal working hours to all books, records, contracts, instruments, computer data and other information relating to affairs of the respective businesses before the date hereof ("Information") as is reasonably requested, provided, however, neither A/B nor Parent shall be required to divulge Information which it believes will cause it any competitive disadvantage.


         7. SEVERABLE PROVISIONS. The provisions of this Agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions and any partially enforceable provision will be binding and enforceable to the extent enforceable in any jurisdiction.


         8. ASSIGNMENT. Except in connection with the Merger, neither A/B nor Parent may assign any of its rights or benefits under this Agreement without the prior written consent of the other, which consent will not be unreasonably withheld or delayed. This Agreement is binding on and will inure to the benefit of the parties and their respective successors and permitted assignees.


         9. NO THIRD PARTY BENEFICIARIES. This Agreement is solely for the benefit of the parties hereto and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action, or other right in excess of those existing without reference to this Agreement.


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         10. NOTICES. All notices and other communications under this Agreement must be in writing and will be deemed to have been duly given when (i) delivered by hand, (ii) upon receipt of a facsimile transmission, (iii) sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) sent by Federal Express or other courier for next or second business day delivery, shipping prepaid, and addressed as follows:

         To A/B:              ____________________________________
                              ____________________________________
                              ____________________________________
                              Attention:  ________________________
                              Facsimile No. ______________________

         To Parent:           ____________________________________
                              ____________________________________
                              ____________________________________
                              Attention:  ________________________
                              Facsimile No. ______________________

         11. ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement between the parties with respect to the subject matter hereof and supersedes all previous negotiations, commitments and writings with respect to such subject matter.

         12. AMENDMENTS. This Agreement may not be modified or amended except by an agreement in writing signed by both parties.

         13. CAPTIONS. Captions and section headings are used for the convenience of reference only and are not part of this Agreement and may not be used in construing it.

         14. ENFORCEABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such

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prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision or remedies otherwise available to any party hereto.

         15. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

         16. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same document.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first written above.

                               PENRIL DATACOMM NETWORKS, INC.

                               By:      ____________________________________

                               Its:     ____________________________________

                               ACCESS BEYOND, INC.

                               By:      ____________________________________

                               Its:     ____________________________________


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